Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

      I, Theodore Darnall, the Principal Executive Officer of Westin Realty Corp., the General Partner of Westin Hotels Limited Partnership (“WHLP”), certify that (i) the Form 10-Q for the quarter ended June 30, 2002 (the “Form 10-Q2”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q2 fairly presents, in all material respects, the financial condition and results of operations of WHLP.

/s/ THEODORE DARNALL

Theodore Darnall
Principal Executive Officer of
Westin Realty Corp., the General Partner
of Westin Hotels Limited Partnership

August 14, 2002